Exhibit 10.10

ASSET REPRESENTATIONS REVIEW AGREEMENT
BMW VEHICLE LEASE TRUST 20[__]-[__],
as Issuer
and
BMW FINANCIAL SERVICES NA, LLC,
as Servicer
and
[__________],
as Asset Representations Reviewer
_____________________________

Dated as of [__________], 20[__]
_____________________________

ASSET REPRESENTATIONS REVIEW AGREEMENT
This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of the [________] day of [________] 20[__], by and among BMW VEHICLE LEASE TRUST 20[__]-[__], a Delaware statutory trust (the “Issuer”), BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company  (the “Servicer”), and [__________], a [__________] company (the “Asset Representations Reviewer”).
WHEREAS, the Issuer desires to engage the Asset Representations Reviewer to perform reviews of certain 20[__]-[__] Leases for compliance with certain representations and warranties made with respect thereto.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I.
 DEFINITIONS
Section 1.01                                  Definitions.
Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Indenture or the Servicing Supplement, as applicable.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:
“Annual Fee” has the meaning stated in Section 4.01(a).
“Client Records” has the meaning stated in Section 3.13.

“Confidential Information” has the meaning stated in Section 7.01.

“Disqualification Event” has the meaning stated in Section 6.01.

“Eligible Asset Representations Reviewer” has the meaning stated in Section 2.02.

“Eligible Representations” shall mean those representations identified within the “Tests” included in Exhibit A.

“Indemnified Person” has the meaning stated in Section 5.04.

“Indenture” means the Indenture, dated as of [__________], 20[__], between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means [__________].

“Owner Trustee” means [__________].

“Personally Identifiable Information” has the meaning stated in Section 7.02.

“Privacy Laws” has the meaning stated in Section 7.02.

“Review” means the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Exhibit A for each Review Asset as further described in Section 3.

“Review Fee” has the meaning stated in Section 4.01(b).

“Review Assets” means those 20[__]-[__] Leases identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice.

“Review Notice” means a notice delivered to the Asset Representations Reviewer pursuant to Section 4.1(c) of the Servicing Supplement.

“Review Materials” means the documents, data, and other information required for each “Test” in Exhibit A.

“Review Report” has the meaning stated in Section 3.08.

“Servicing Supplement” means the 20[__]-[__] Servicing Supplement, dated as of [________], 20[__], between the Servicer and Financial Services Vehicle Trust, as the same may be amended, supplemented or modified from time to time.

“Tests” means, with respect to any 20[__]-[__] Lease, the procedures listed in Exhibit A with respect thereto, as applied to the process described in Section 3.

“Test Fail” has the meaning stated in Section 3.05.

“Test Pass” has the meaning stated in Section 3.05.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of [________], 20[__], between BMW Auto Leasing LLC and the Owner Trustee, as the same may be amended, supplemented or modified from time to time.
ARTICLE II.

 ENGAGEMENT; ACCEPTANCE
Section 2.01                                  Engagement; Acceptance.

The Issuer hereby engages [__________] to act as the Asset Representations Reviewer for the Issuer.  [__________] hereby accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.
Section 2.02                                  Eligibility of Asset Representations Reviewer.
The Asset Representations Reviewer is a Person who (i) is not affiliated with the Issuer, the Servicer, the Indenture Trustee or any of their respective affiliates and (ii) was not engaged, or affiliated with a Person that was, engaged by the Issuer to perform pre-closing due diligence work on 20[__]-[__] Leases; and (iii) is not disqualified by the Securities and Exchange Commission or other applicable regulatory authority from acting as the Asset Representations Reviewer hereunder.  The Asset Representations Reviewer will promptly notify the Issuer and the Servicer if it no longer satisfies, or it reasonably expects that it will no longer satisfy, the conditions described in the immediately preceding sentence.
Section 2.03                                  Independence of the Asset Representations Reviewer.
The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer.  Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.
ARTICLE III.
 DUTIES OF THE ASSET REPRESENTATIONS REVIEWER
Section 3.01                                  Review Scope.
The Asset Representations Review is designed to determine whether certain 20[__]-[__] Leases were in compliance with certain representations made about them in the Servicing Supplement.
The Review is not designed to determine any of the following:
(a)            Reason for delinquency;
(b)            Creditworthiness of the obligor, either at the time of the Review or as of the time of the origination of the related 20[__]-[__] Lease;
(c)            Overall quality of any Review Asset;
(d)            Whether the applicable Servicer has serviced any 20[__]-[__] Lease in compliance with the terms of the Servicing Supplement;

(e)            Whether noncompliance with the representations or warranties constitutes a breach of the Servicing Supplement;
(f)            Whether the 20[__]-[__] Leases complied with the representations and warranties set forth in the Servicing Supplement, except as expressly described in this Agreement; or
(g)            To establish cause, materiality or recourse for any failed Test as described in Section 3.05.
Section 3.02                                  Review Notices.
Upon receipt of a Review Notice from the Servicer, the Asset Representations Reviewer will start its Review.  The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received.  Once the Review Notice is issued, the Servicer will provide the list of Review Assets to the Asset Representations Reviewer within [__] days.
The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received.  The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Assets provided by the Servicer.
Section 3.03                                  Review Materials.
Within [__] days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with the Review Materials for all Review Assets and Review Policies.  The Servicer may redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials.  The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

Section 3.04                                  Missing or Incomplete Review Materials.
The Asset Representations Reviewer will complete the Tests for each Eligible Representation only using documentation that is made available.  Upon receipt of the Review Materials, The Asset Representations Reviewer will complete an initial document inventory to verify there are no systemic documentation errors, including but not limited to consistently missing or incomplete information in each Review Asset file, and missing or incomplete Review Policies.  The purpose of this review is to determine if there are systemic issues with documentation, and there may still be instances where certain pieces of information for an individual Review Asset are missing or incomplete.  Once it has confirmed the majority of the Review Materials are available, the Asset Representations Reviewer will commence the Review.  In instances where Review Material is not accessible, clearly unidentifiable, and/or illegible, the Asset Representations Reviewer will request that the Servicer provide an updated copy of such Review Material.  The Servicer must provide, or cause to be provided, missing Review Material to the Asset Representations Reviewer within [__] days of notification by the Asset Representations Reviewer.  In the event missing Review Material is not provided within this timeframe, the Asset Representations Reviewer will complete the associated Tests in consideration that such Review Material is missing.

Section 3.05                                  The Asset Representations Review.
For a Review, the Asset Representations Reviewer will perform the applicable procedures listed under “Tests” in Exhibit A for each Eligible Representation.  In the course of its review, the Asset Representations Reviewer will use the Review Materials listed in Exhibit A.  For each Test, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

If a Review Asset was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on any such duplicate Review Asset. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Review Asset within the Review Report for the current Review.  The Asset Representations Reviewer will complete the applicable Tests for all Review Policies in each Review.

Section 3.06                                  Review Period.
The Asset Representations Reviewer will complete the Review within [__] days of receiving access to the Review Materials.  If additional Review Materials are provided to the Asset Representations Reviewer as described in Section 3.04, the Review period will be extended for an additional [__] days.

Section 3.07                                  Completion of Review for Certain Review Assets.
Following the delivery of the list of the Review Assets and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Asset is paid in full by the Obligor or purchased from the issuer according to Transaction Documents.  On receipt of notice, the Asset Representations Reviewer will immediately terminate all Tests of the applicable 20[__]-[__] Leases, and the Review of such 20[__]-[__] Leases will be considered complete (a “Test Complete”).  In this case, the Review Report will indicate a Test Complete for the related 20[__]-[__] Leases and the related reason.

Section 3.08                                  Review Report.
Within [__] days following the applicable Review period described in Section 3.06, the Asset Representations Reviewer will provide the Issuer, the Servicer and the Indenture Trustee with a Review Report providing each Test result (i.e., Test Pass or Test Fail) for each Review Asset.  The Review Report will include information to be included in the Issuer’s Form 10-D report for the applicable Collection Period.
Section 3.09                                  Review and Procedure Limitations.
The Asset Representations Reviewer will have no obligation (i) to determine  whether a Delinquency Trigger has occurred, (ii) to determine whether the required percentage of

Noteholders has voted to direct a Review, (iii) to determine which 20[__]-[__] Leases are subject to a Review, (iv) to obtain or confirm the validity of the Review Materials, (v) to obtain missing or insufficient Review Materials, or (vi) to take any action or cause any other party to take any action under any of the [Trust Documents] to enforce any remedies for breaches of representations or warranties about the Eligible Representations.

The Asset Representations Reviewer will only be required to perform the Tests provided in Exhibit A in consideration of the Review Materials and will have no obligation to perform to perform additional testing procedures on any Review Assets or Review Policies or to consider any additional information provided by any party.  The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that described in Section 3.08.  However, the Asset Representations Reviewer may review and report on additional information that it determines in good faith to be material to its performance under this Agreement.

The Issuer expressly agrees that that the Asset Representations Reviewer is not advising Issuer or any Noteholder or any investor or future investor concerning the suitability of the Notes or any investment strategy. The Issuer expressly acknowledges and agrees that the Asset Representations Reviewer is not an expert in accounting, tax, regulatory, or legal matters, and that the Asset Representations Reviewer does not provide legal advice as to any matter.
Section 3.10                                  Review Systems.
The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.
Section 3.11                                  Representatives.
(a)            Servicer Representative.  The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.
(b)            Asset Representations Review Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Issuer or the Indenture Trustee during the Asset Representations Reviewer’s completion of a Review.
Section 3.12                                  Dispute Resolution.
If a 20[__]-[__] Lease was Reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 4.2 of the Servicing Supplement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requiring party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 4.2 of the Servicing Supplement.  If not paid by a party to the dispute resolution, the reasonable expenses of the Asset Representations Reviewer will be reimbursed by the Issuer according to Section 4.03 of this Agreement.
Section 3.13                                  Records Retention.
The Asset Representations Reviewer will maintain copies of Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of [_____] years after the termination of this Agreement.  At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to the Servicer, in a reasonable format as mutually agreed by the Servicer and the Asset Representations Reviewer.  Upon the return of the Client Records, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning the Review.
ARTICLE IV.
 PAYMENTS TO ASSET REPRESENTATIONS REVIEW
Section 4.01                                  Asset Representations Reviewer Fees.
(a)            Annual Fee.
As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each Annual Period prior to the termination of the Issuer, payable annually on the related Agreement Date, in an amount equal to $[_____].  The Annual Fee will be paid on the Closing Date and on each anniversary of the Closing Date until this Agreement is terminated.
(b)            Review Fee.
Following the completion of a Review and the delivery to the Indenture Trustee of the Review Report, or the termination of a Review according to Section 3.07, and the delivery to the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $[_____] for each Review Asset for which the Review was started (the “Review Fee”).  However, no Review Fee will be charged for any Review Asset which was included in a prior Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.07 or due to missing or insufficient Review Materials under Section 3.04.  If the detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuer according to the priority of payments in Section [____] of the Indenture starting on or before the Payment Date in that month.  However, if a Review is terminated according to Section 3.07, the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five Business Days before the final Payment Date to be reimbursed no later than the final Payment Date.
(c)            Payment.

All payments required to be made to the Asset Representations Reviewer shall be made to the following wire account or to such other account as may be specified by the Asset Representations Reviewer from time to time:
[__________]
ABA#: [__________]
Account Name:                                        [__________]
Account No.:  [__________]
Beneficiary:  [__________]
REF:  [__________]

Section 4.02                                  Reimbursable Expenses.
If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed invoice; provided that such expenses may not exceed [_______].
Section 4.03                                  Dispute Resolution Expenses.
If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.12 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within [___] days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed invoice.
ARTICLE V.
 OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER
Section 5.01                                  Representations and Warranties of the Asset Representations Reviewer.
The Asset Representations Reviewer hereby makes the following representations and warranties as of the Agreement Date:
(a)            Organization and Good Standing.  The Asset Representations Reviewer is a [__________] duly formed and validly existing in good standing under the laws of the State of [__________], with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this Agreement.
(b)            Due Qualification.  The Asset Representations and Reviewer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.
(c)            Due Authorization.  The execution, delivery and performance by the Asset Representations Reviewer of this Agreement have been duly authorized by the Asset

Representations Reviewer by all necessary corporate action on the part of the Asset Representations Reviewer and this Agreement will remain, from the time of its execution, an official record of the Asset Representations Reviewer.

(d)            Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.
(e)            No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance by the Asset Representations Reviewer of the obligations contemplated by this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof applicable to the Asset Representations Reviewer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirements of Law applicable to the Asset Representations Reviewer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Asset Representations Reviewer is a party or by which it is bound.
(f)            No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened against the Asset Representations Reviewer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.
(g)            Compliance with Applicable Law.  The Asset Representation Reviewer will act in accordance with all requirements applicable to an asset representation reviewer under applicable law (as amended from time to time) and other state or federal securities law applicable to asset representation reviewers in effect during the term of this Agreement.
Section 5.02                                  Limitation of Liability.
To the fullest extent permitted by applicable law, the Asset Representations Reviewer shall not be under any liability to the Issuer, the Servicer, or the Indenture Trustee, or any other Person for any action taken or not taken, in each case in good faith and in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer against any liability which would otherwise by imposed by reason of willful malfeasance, bad faith, or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

The Asset Representations Reviewer and any director, officer, employee, or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Asset Representations Reviewer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement which in its reasonable opinion may involve it in any expense or liability.

Section 5.03                                  Inspections of Asset Representations Reviewer
The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review the book of account, records, reports and other documents and materials of the Asset Representations Review relating to (a) the performance of the Asset Representations Reviewer’s obligation under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Administrator’s representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees.  Each of the Issuer, the Servicer and the Administrator, will, and will cause its authorized representatives to, hold in confidence the information except if disclosure may be required by law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Transaction Documents.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.
Section 5.04                                  Indemnification of Asset Representations Reviewer.
The Issuer will  indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations,  warranties, covenants or agreements in this Agreement.
Section 5.05                                  Proceedings
Promptly on receipt by an Indemnified Person of notice of a Proceeding against it, the Indemnified Person, will, if a claim is to be made under Section 5.04, notify the Issuer and the Servicer of the Proceeding.  The Issuer or the Servicer may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Issuer or the Servicer notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Issuer or the Servicer assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified

Person, the Issuer and the Servicer will not be liable for legal expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Servicer, as applicable, and an Indemnified Person.  If there is a conflict, the issuer or the Servicer will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Administrator and the Indemnified Person, which approval will not be unreasonably withheld.

Section 5.06                                  Delegation of Obligations
The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.
Section 5.07                                  Indemnification by Asset Representations Reviewer.
To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Issuer, the Servicer and the Indenture Trustee, and their respective officers, directors, successors, assigns, legal representatives, agents, and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty made by the Indemnified Person.

In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses.  The Issuer, the Servicer and the Indenture Trustee each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable counsel will be paid by the Asset Representations Reviewer.  In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section, the Issuer’s, the Servicer’s and the Indenture Trustee’s choice of legal counsel shall be subject to the approval of the Asset Representations Reviewer, which approval shall not be unreasonably withheld.

The indemnification set forth herein will survive the termination of this Agreement and the resignation or removal of the Asset Representations Reviewer.  The obligations pursuant to this Section shall not constitute a claim against the Issuer or the Trust Estate (as defined in the Indenture) and shall only constitute a claim against the Asset Representations Reviewer to the extent the Asset Representations Reviewer has funds sufficient to make payment on such obligations from amounts paid to it.

ARTICLE VI.

 REMOVAL, RESIGNATION
Section 6.01                                  Removal of Asset Representations Reviewer.
If any one of the following events (“Disqualification Events”) shall occur and be continuing:
(a)            the Asset Representations Reviewer no longer meets the eligibility requirements in Section 2.02;
(b)            any failure by the Asset Representations Reviewer duly to observe or perform in any material respect any other covenant or agreement of the Asset Representations Reviewer set forth in this Agreement; or
(c)            an Insolvency Event occurs with respect to the Asset Representations Reviewer;
then, the Issuer may, but shall not be required to, remove the Asset Representations Reviewer and promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer. Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is assigned in accordance with Section 6.02.
Section 6.02                                  Appointment of Successor.
If a successor Asset Representations Reviewer has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Asset Representations Reviewer or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as above provided.

Section 6.03                                  Merger or Consolidation of, or Assumption of the Obligations of, Asset the Representations Reviewer.
The Asset Representations Reviewer shall not consolidate with or merge into another corporation on entity or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
(a)            the corporation or other entity formed by such consolidation or into which the Asset Representations Reviewer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Asset Representations Reviewer substantially as an entirety shall be a corporation or entity organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Asset Representations Reviewer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Issuer, Servicer, and Indenture Trustee in a form satisfactory to the Issuer, the Servicer and the Indenture Trustee, the performance of every covenant and obligation of the Asset Representations Reviewer, as applicable hereunder (to the extent that any right, covenant or obligation of the Asset Representations Reviewer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

(b)            the Asset Representations Reviewer shall have delivered to the Issuer, the Servicer and the Indenture Trustee an Officer’s Certificate of the Asset Representations Reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.03 and that all conditions precedent herein provided for the relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Asset Representations Reviewer.
Section 6.04                                  Asset Representations Reviewer Not to Resign.
The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Asset Representations Reviewer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an Officer’s Certificate of the Asset Representations Reviewer, each to such effect delivered to the Issuer, the Servicer, and the Indenture Trustee. No such resignation shall become effective until a successor Asset Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.02 hereof.

ARTICLE VII.
 TREATMENT OF CONFIDENTIAL INFORMATION
Section 7.01                                  Confidential Information.
(a)            Treatment.  The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 7, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Review Assets or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Issuer or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information

for the preparation of research reports, newsletters or other publications or similar communications.
(b)            Definition.  “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:
(i)            lists of Review Assets and any related Review Materials;
(ii)            origination and servicing guidelines, policies and procedures, and form contracts; and
(iii)            notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.
However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.
(c)            Protection.  The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 7.02.
(d)            Disclosure.  If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

 (e)            Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Section 7 by its Information Recipients.
(f)            Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer or the Servicer to enforce this Section 7, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.
Section 7.02                                  Safeguarding Personally Identifiable Information.
(a)            Definition.  Personally Identifiable Information, or PII, means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information (12 C.F.R. Section 208, Appendix D-2) (collectively, the “Privacy Laws”), that is provided or made available to the Asset Representations Reviewer pursuant to this Agreement.
(b)            Non-Disclosure.  To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance its obligations hereunder, the Asset Representations Reviewer agrees that it will not disclose or use any Personally Identifiable Information except (i) to the extent necessary to carry out its obligations under the Agreement and for no other purpose; or (ii) as may be required by valid operation of law.
(c)            Safeguards.  To the extent Asset Representations Reviewer receives Personally Identifiable Information in the performance of services under this Agreement, the Asset Representations Reviewer represents and warrants that it has, and will continue to have adequate administrative, technical, and physical safeguards: (i) to ensure the security and confidentiality of Personally Identifiable Information; (ii) to protect against any anticipated threats or hazards to the security or integrity of Personally Identifiable Information; and (iii) to protect against unauthorized acquisition of, access to or use of Personally Identifiable Information which could result in a “breach” as that term is defined under applicable Privacy Laws.
(d)            Information. The Asset Representations Reviewer agrees to provide the Issuer with information regarding its privacy and information security systems, policies and procedures as the Issuer may reasonably request relating to compliance with this Agreement and applicable Privacy Laws. Suppliers agree to provide training in the Privacy Laws and the Asset Representations Reviewer’s information security policies to all personnel whose duties pursuant to this Agreement could bring them in contact with Personally Identifiable Information.
(e)            Breach.  In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof, and as soon as practicable following discovery of any such event, provide the Issuer notice thereof, and such further information and assistance as may be reasonably requested.
ARTICLE VIII.
 OTHER MATTERS PERTAINING TO THE ISSUER
Section 8.01                                  Termination of the Issuer.
This Agreement will terminate, except for obligations under Section 7, on the earlier of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (ii) the date the Issuer is terminated in accordance with the terms of the Trust Agreement.
ARTICLE IX.
 MISCELLANEOUS PROVISIONS
Section 9.01                                  Amendment.
(a)            This Agreement may be amended by the Asset Representations Reviewer, the Issuer and the Servicer, without the consent of any of the Noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer and the Servicer, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.
(b)            This Agreement may also be amended from time to time by the Asset Representations Reviewer, the Issuer and the Servicer, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.
(c)            It shall not be necessary for the consent of Noteholders pursuant to this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
(e)            Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.
Section 9.02                                  Notices.

All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt.  Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.
If to the Asset Representations Reviewer, to:
[__________________________________]
If to the Issuer, to:
[__________________________________]
If to the Servicer, to:
[__________________________________]
Section 9.03                                  Severability Clause.
This Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Issuer and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.
If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
Section 9.04                                  Counterparts.
This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
Section 9.05                                  Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06                                  Relationship of the Parties.

The Asset Representations Reviewer is an independent contractor and, except for the services which it agrees to perform hereunder, the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto.  Nothing herein contained shall create or imply an agency relationship among Asset Representations Reviewer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.
Section 9.07                                  Captions.
The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.
Section 9.08                                  Waivers.
No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced.
Section 9.09                                  Assignment.
This Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.03 hereof.
Section 9.10                                  Benefit of the Agreement; Third-Party Beneficiaries.
This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement.
Section 9.11                                  Exhibits.
The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
Section 9.12                                  No Petition
Notwithstanding any prior termination of this Agreement, the parties hereto hereby covenant and agree that they will not, at any time, petition or otherwise invoke or cause the issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer; provided, however, that nothing herein shall be deemed to prohibit the Asset Representations Reviewer from filing a claim in, or otherwise participating in, any such action or proceeding.

Section 9.13                                  Limitation of Liability of Owner Trustee
This Agreement has been signed on behalf of the Issuer by not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer.  In no event, will its individual capacity or a beneficial owner of the issuer be liable for the Issuer’s obligations under this Agreement.  For all purposes under this Agreement, the Owner Trustee will be subject to, and entitled to the benefits of, the Trust Agreement.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.
[__________],
as Issuer

By:
Name:
Title:

BMW FINANCIAL SERVICES NA, LLC,
as Servicer

By:
Name:
Title:

[__________],
as Asset Representations Reviewer

By:
Name:
Title: